Exhibit 99.1

News Release

CalAtlantic Group, Inc. Reports 2015 Third Quarter Results

Revenues increase to $626.0 million, up 4%
Q3 2015 backlog value of $1.7 billion, up 47% from Q3 2014

As previously announced, on October 1, 2015, Standard Pacific Corp. and The Ryland Group, Inc. completed their merger of equals, with Ryland merging into Standard Pacific and Standard Pacific continuing as the surviving corporation.  At the same time: (i) Standard Pacific changed its name to "CalAtlantic Group, Inc." and effected a reverse stock split such that each five shares of common stock of Standard Pacific issued and outstanding immediately prior to the closing of the merger were combined and converted into one issued and outstanding share of CalAtlantic common stock, (ii) MP CA Homes, LLC, the sole owner of Standard Pacific's outstanding Series B Preferred Stock, converted all of its preferred stock to CalAtlantic common stock, and (iii) each outstanding share of Ryland common stock, stock options and restricted stock units were converted into the right to receive, or the option to acquire, as applicable, 1.0191 shares of CalAtlantic common stock.  Cash was paid in lieu of all fractional shares.
Because the closing of the merger occurred after the third quarter was completed, the highlights and comparisons below and the other financial information included in this earnings release relate solely to Standard Pacific on a stand-alone basis and do not include Ryland's results of operations.   For informational purposes, limited Ryland operating data is presented in the tables beginning on page 12.
Additionally, even though the reverse stock split also occurred following completion of the third quarter, applicable accounting rules provide that the Company is required to restate per share information for all periods presented as if the reverse stock split had been implemented for such periods.  Those same accounting rules, however, do not allow the Company to include the MP CA Homes, LLC conversion of its Series B Preferred Stock, which occurred at the same time as the reverse stock split, into the restated share information. Please take this into account when evaluating the per share information presented below.
IRVINE, CALIFORNIA, November 4, 2015.  CalAtlantic Group, Inc. (NYSE: CAA) today announced results for the third quarter ended September 30, 2015.

2015 Standard Pacific Stand-Alone Third Quarter Highlights and Comparisons to 2014 Third Quarter

•	Net new orders of 1,326, up 15%; Dollar value of net new orders up 35%
•	Backlog of 2,733 homes, up 24%; Dollar value of backlog up 47%
•	215 average active selling communities, up 16%
•	1,165 new home deliveries, down 7%
•	Average selling price of $537 thousand, up 11%
•	Home sale revenues of $626.0 million, up 4%
•	Gross margin from home sales of 25.3%, compared to 26.3%
•	Operating margin from home sales of $85.4 million, or 13.6%, compared to $88.7 million, or 14.7%
•	Net income of $47.2 million, or $0.59 per diluted share, vs. net income of $56.6 million, or $0.70 per diluted share
o	Results include $11.2 million of transaction related costs
•	$262.2 million of land purchases and development costs, compared to $251.2 million

Orders.  Net new orders for the 2015 third quarter were up 15% from the 2014 third quarter, to 1,326 homes, with the dollar value of these orders up 35%, and the Company's monthly sales absorption rate was 2.1 per community for the 2015 third quarter, flat from the 2014 third quarter and down 20% from the 2015 second quarter, consistent with normal seasonal patterns.  The Company's cancellation rate for the 2015 third quarter was 19%, slightly below the 2014 third quarter and up from 15% for the 2015 second quarter.  Our 2015 third quarter cancellation rate remains below our average historical cancellation rate of approximately 22% over the last 10 years.

Backlog.  The dollar value of homes in backlog increased 47% to $1.7 billion, or 2,733 homes, compared to $1.1 billion, or 2,208 homes, for the 2014 third quarter, and increased 12% compared to $1.5 billion, or 2,572 homes, for the 2015 second quarter.  The increase in year-over-year backlog value was driven primarily by our continued growth in community count and the corresponding increase in orders and a 19% increase in the average selling price of the homes in backlog, reflecting the product mix shift to more move-up and luxury  homes and continued pricing power in many of our markets.

Revenue.  Revenues from home sales for the 2015 third quarter increased 4%, to $626.0 million, as compared to the prior year period, resulting from an 11% increase in the Company's average home price to $537 thousand, the highest quarterly average home price in Company history, partially offset by a 7% decrease in new home deliveries.  The increase in average home price was primarily attributable to a shift to more move-up product and general price increases within a majority of the Company's markets.

Gross Margin.  Gross margin percentage from home sales for the 2015 third quarter was 25.3%, up 70 basis points from last quarter, consistent with the Company's expectations.

Land.  During the 2015 third quarter, the Company spent $262.2 million on land purchases and development costs, compared to $251.2 million for the 2014 third quarter. The Company purchased $126.0 million of land, consisting of 1,831 homesites, of which 58% (based on homesites) is located in the California, 19% in the Carolinas, 12% in Texas, 10% in Florida and approximately 1% in Colorado.  As of September 30, 2015, the Company owned or controlled 35,515 homesites, of which 24,439 were owned and actively selling or under development, 7,172 were controlled or under option, and the remaining 3,904 homesites were held for future development or for sale.

Liquidity.  The Company ended the quarter with $279 million of available liquidity, including $98 million of unrestricted homebuilding cash and $181 million available to borrow under its revolving credit facility. The revolving credit facility was replaced on October 5, 2015 with a new $750 million revolving credit facility.  The new facility has an accordion feature under which the aggregate commitment may be increased from $750 million to a maximum amount of $1.2 billion, subject to the Company's future needs and the availability of additional bank capacity.  The new facility matures on October 5, 2019.  The Company's homebuilding debt to book capitalization as of September 30, 2015 and 2014 was 56.8% and 52.9%, respectively, and adjusted net homebuilding debt to adjusted book capitalization was 55.4%* and 52.2%*, respectively.  In addition, the Company's homebuilding debt to adjusted homebuilding EBITDA for the LTM period ending September 30, 2015 and 2014 was 4.9x* and 3.7x*, respectively.

Earnings Conference Call

A conference call to discuss the Company's 2015 third quarter results will be held at 12:00 p.m. Eastern time November 5, 2015.  The call will be broadcast live over the Internet and can be accessed through the Company's website at http://investors.calatlantichomes.com.  The call will also be accessible via telephone by dialing (888) 500-6974 (domestic) or (719) 325-2199 (international); Passcode: 371721. The audio transmission with the slide presentation will be available on our website for replay within 2 to 3 hours following the live broadcast, and can be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international); Passcode: 371721.

About CalAtlantic Group, Inc.

CalAtlantic Group, Inc. (NYSE: CAA), a combination of Standard Pacific Corp. and Ryland Group, Inc., two of the nation's largest and most respected homebuilders, offers well-crafted homes in thoughtfully designed communities that meet the desires of customers across the homebuilding spectrum, from entry level to luxury, in 41 Metropolitan Statistical Areas spanning 17 states.  With a trusted reputation for quality craftsmanship, an outstanding customer experience and exceptional architectural design earned over its 50 year history,

CalAtlantic Group, Inc. utilizes its over five decades of land acquisition, development and homebuilding expertise to acquire and build desirable communities in locations that meet the high expectations of the company's homebuyers.  We invite you to learn more about us by visiting www.calatlantichomes.com.

This news release contains forward-looking statements.  These statements include but are not limited to statements regarding new home orders; deliveries; backlog; absorption rates; cancellation rates; average home price; revenue; profitability; cash flow; liquidity; gross margin; operating margin; product mix; land supply; our future cash needs and the availability of additional bank commitments.  Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company's control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied.  Such factors include but are not limited to:  local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions, terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; our significant amount of debt and the impact of restrictive covenants in our debt agreements; our ability to repay our debt as it comes due; changes in our credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the Company's business; governmental regulation, including the impact of "slow growth" or similar initiatives; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Company's mortgage banking operations; future business decisions and the Company's ability to successfully implement the Company's operational and other strategies; litigation and warranty claims; and other risks discussed in the Company's filings with the Securities and Exchange Commission, including in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2014 and subsequent Quarterly Reports on Form 10-Q.  The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Contact:
Jeff McCall, EVP & CFO (949) 789-1655, jeff.mccall@calatl.com

*Please see "Reconciliation of Non-GAAP Financial Measures" beginning on page 10.

###

(Note: Tables Follow)

KEY STATISTICS AND FINANCIAL DATA1

	As of or For the Three Months Ended
	September 30,	September 30,	Percentage	June 30,	Percentage
	2015	2014	or % Change	2015	or % Change
Operating Data	(Dollars in thousands)

Deliveries	1,165	1,250	(7%)	1,305	(11%)
Average selling price	$537	$483	11%	$532	1%
Home sale revenues	$626,008	$603,788	4%	$694,678	(10%)
Gross margin % (including land sales)	24.5%	26.3%	(1.8%)	24.6%	(0.1%)
Gross margin % from home sales	25.3%	26.3%	(1.0%)	24.6%	0.7%
Adjusted gross margin % from home sales (excluding interest
amortized to cost of home sales)*	30.2%	31.1%	(0.9%)	29.6%	0.6%
Incentive and stock-based compensation expense	$5,932	$7,527	(21%)	$6,520	(9%)
Selling expenses	$32,687	$29,424	11%	$35,873	(9%)
G&A expenses (excluding incentive and stock-based
compensation expenses)	$34,641	$33,213	4%	$37,517	(8%)
SG&A expenses	$73,260	$70,164	4%	$79,910	(8%)
SG&A % from home sales	11.7%	11.6%	0.1%	11.5%	0.2%
Operating margin from home sales	$85,390	$88,726	(4%)	$90,835	(6%)
Operating margin % from home sales	13.6%	14.7%	(1.1%)	13.1%	0.5%
Net new orders	1,326	1,154	15%	1,567	(15%)
Net new orders (dollar value)	$768,557	$568,977	35%	$857,747	(10%)
Average active selling communities	215	185	16%	203	6%
Monthly sales absorption rate per community	2.1	2.1	(2%)	2.6	(20%)
Cancellation rate	19%	19%	0%	15%	4%
Gross cancellations	302	278	9%	268	13%
Cancellations from current quarter sales	119	107	11%	118	1%
Backlog (homes)	2,733	2,208	24%	2,572	6%
Backlog (dollar value)	$1,655,496	$1,126,125	47%	$1,484,544	12%

Cash flows (uses) from operating activities	$(104,633)	$(115,034)	9%	$(17,126)	(511%)
Cash flows (uses) from investing activities	$(60,675)	$434		$(16,156)	(276%)
Cash flows (uses) from financing activities	$203,717	$(7,271)		$17,997	1,032%
Land purchases (incl. seller financing)	$125,982	$155,670	(19%)	$98,627	28%
Adjusted Homebuilding EBITDA*	$119,553	$127,371	(6%)	$135,263	(12%)
Adjusted Homebuilding EBITDA Margin %*	18.3%	21.1%	(2.8%)	19.3%	(1.0%)
Homebuilding interest incurred	$42,304	$37,308	13%	$41,857	1%
Homebuilding interest capitalized to inventories owned	$41,611	$36,927	13%	$41,508	0%
Homebuilding interest capitalized to investments in JVs	$693	$381	82%	$349	99%
Interest amortized to cost of sales (incl. cost of land sales)	$33,323	$28,959	15%	$36,563	(9%)

	As of
	September 30,	December 31,	Percentage
	2015	2014	or % Change
Balance Sheet Data	(Dollars in thousands, except per share amounts)

Homebuilding cash (including restricted cash)	$135,279	$218,650	(38%)
Inventories owned	$3,805,453	$3,255,204	17%
Homesites owned and controlled	35,515	35,430	0%
Homes under construction	3,252	2,032	60%
Completed specs	377	515	(27%)
Deferred tax asset valuation allowance	$1,115	$2,561	(56%)
Homebuilding debt	$2,378,767	$2,136,082	11%
Stockholders' equity	$1,807,327	$1,676,688	8%
Adjusted stockholders' equity per share (reverse split adjusted,
including if-converted preferred stock)*	$24.76	$23.10	7%
Total consolidated debt to book capitalization	57.6%	57.0%	0.6%
Adjusted net homebuilding debt to total adjusted
book capitalization*	55.4%	53.3%	2.1%

1All statistical numbers exclude unconsolidated joint ventures unless noted otherwise.
*Please see "Reconciliation of Non-GAAP Financial Measures" beginning on page 10.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$626,008	$603,788	$1,789,065	$1,642,412
Land sale revenues	26,182	1,061	33,035	15,122
Total revenues	652,190	604,849	1,822,100	1,657,534
Cost of home sales	(467,358)	(444,898)	(1,346,108)	(1,207,339)
Cost of land sales	(25,076)	(891)	(30,190)	(14,245)
Total cost of sales	(492,434)	(445,789)	(1,376,298)	(1,221,584)
Gross margin	159,756	159,060	445,802	435,950
Gross margin %	24.5%	26.3%	24.5%	26.3%
Selling, general and administrative expenses	(73,260)	(70,164)	(219,240)	(196,589)
Income (loss) from unconsolidated joint ventures	121	557	(381)	(342)
Other income (expense)	(11,170)	(69)	(16,742)	(445)
Homebuilding pretax income	75,447	89,384	209,439	238,574
Financial Services:
Revenues	6,130	6,179	17,765	17,275
Expenses	(4,079)	(3,673)	(12,626)	(10,873)
Other income	796	231	1,734	606
Financial services pretax income	2,847	2,737	6,873	7,008
Income before taxes	78,294	92,121	216,312	245,582
Provision for income taxes	(31,117)	(35,522)	(80,332)	(94,361)
Net income	47,177	56,599	135,980	151,221
Less: Net income allocated to preferred shareholder	(11,342)	(13,511)	(32,818)	(36,165)
Less: Net income allocated to unvested restricted stock	(93)	(77)	(274)	(211)
Net income available to common stockholders	$35,742	$43,011	$102,888	$114,845

Income Per Common Share:
Basic	$0.65	$0.77	$1.87	$2.06
Diluted	$0.59	$0.70	$1.71	$1.87

Weighted Average Common Shares Outstanding:
Basic	55,345,443	55,909,542	55,059,683	55,772,603
Diluted	62,292,524	63,423,385	62,152,754	63,338,361

Weighted average additional common shares outstanding
if preferred shares converted to common shares	17,562,557	17,562,557	17,562,557	17,562,557

Total weighted average diluted common shares outstanding
if preferred shares converted to common shares	79,855,081	80,985,942	79,715,311	80,900,918

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2015	2014
	(Dollars in thousands)
ASSETS	(Unaudited)
Homebuilding:
Cash and equivalents	$97,854	$180,428
Restricted cash	37,425	38,222
Inventories:
Owned	3,805,453	3,255,204
Not owned	47,333	85,153
Investments in unconsolidated joint ventures	121,937	50,111
Deferred income taxes, net	255,297	276,402
Other assets	52,074	61,597
Total Homebuilding Assets	4,417,373	3,947,117
Financial Services:
Cash and equivalents	28,868	31,965
Restricted cash	1,045	1,295
Mortgage loans held for sale, net	86,064	174,420
Mortgage loans held for investment, net	22,087	14,380
Other assets	5,772	5,243
Total Financial Services Assets	143,836	227,303
Total Assets	$4,561,209	$4,174,420

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$82,754	$45,085
Accrued liabilities	209,872	223,783
Revolving credit facility	268,700	―
Secured project debt and other notes payable	5,855	4,689
Senior notes payable	2,104,212	2,131,393
Total Homebuilding Liabilities	2,671,393	2,404,950
Financial Services:
Accounts payable and other liabilities	3,630	3,369
Mortgage credit facilities	78,859	89,413
Total Financial Services Liabilities	82,489	92,782
Total Liabilities	2,753,882	2,497,732
Equity:
Stockholders' Equity:
Preferred stock, $0.01 par value; 10,000,000 shares
authorized; 53,565 shares issued and outstanding
at September 30, 2015 and December 31, 2014	1	1
Common stock, $0.01 par value; 600,000,000 shares
authorized; 55,444,065 and 55,028,238 shares
issued and outstanding at September 30, 2015 and
December 31, 2014, respectively	554	550
Additional paid-in capital	1,343,560	1,348,905
Accumulated earnings	463,212	327,232
Total Equity	1,807,327	1,676,688
Total Liabilities and Equity	$4,561,209	$4,174,420

INVENTORIES

	September 30,	December 31,
	2015	2014
	(Dollars in thousands)
	(Unaudited)
Inventories Owned:
Land and land under development	$2,261,197	$2,248,289
Homes completed and under construction	1,299,611	827,612
Model homes	244,645	179,303
Total inventories owned	$3,805,453	$3,255,204

Inventories Owned by Segment:
Southeast	$1,264,823	$1,033,401
Southwest	646,429	598,856
West	1,894,201	1,622,947
Total inventories owned	$3,805,453	$3,255,204

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(Dollars in thousands)
	(Unaudited)
Cash Flows From Operating Activities:
Net income	$47,177	$56,599	$135,980	$151,221
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation and amortization	7,387	6,884	22,369	18,908
Amortization of stock-based compensation	3,536	2,505	8,620	7,736
Excess tax benefits from share-based payment arrangements	(2,210)	(960)	(8,573)	(960)
Deferred income tax provision	2,934	35,469	52,132	94,474
Other operating activities	(114)	(552)	1,014	2,223
Changes in cash and equivalents due to:
Mortgage loans held for sale	23,178	10,534	88,360	53,108
Inventories - owned	(179,752)	(237,201)	(521,646)	(562,812)
Inventories - not owned	(9,551)	(5,090)	(21,612)	(19,884)
Other assets	2,985	(1,537)	8,862	(14,645)
Accounts payable	3,035	8,604	37,669	14,753
Accrued liabilities	(3,238)	9,711	(19,005)	(2,668)
Net cash provided by (used in) operating activities	(104,633)	(115,034)	(215,830)	(258,546)

Cash Flows From Investing Activities:
Investments in unconsolidated homebuilding joint ventures	(62,510)	(2,271)	(83,288)	(7,948)
Distributions of capital from unconsolidated joint ventures	1,529	3,202	10,289	18,010
Net cash paid for acquisitions	―	―	―	(33,408)
Other investing activities	306	(497)	(11,716)	(1,984)
Net cash provided by (used in) investing activities	(60,675)	434	(84,715)	(25,330)

Cash Flows From Financing Activities:
Change in restricted cash	2,289	(5,642)	1,047	(15,567)
Borrowings from revolving credit facility	332,500	―	491,400	―
Principal payments on revolving credit facility	(93,800)	―	(222,700)	―
Principal payments on secured project debt and other notes payable	(72)	(338)	(569)	(1,399)
Principal payments on senior notes payable	(29,789)	―	(29,789)	(4,971)
Payment of debt issuance costs	―	(2,387)	―	(2,387)
Net proceeds from (payments on) mortgage credit facilities	(11,482)	(1,881)	(10,554)	(36,169)
Repurchases of common stock	―	―	(22,073)	―
Issuance of common stock under employee stock plans, net of tax withholdings	1,861	2,017	(461)	5,786
Excess tax benefits from share-based payment arrangements	2,210	960	8,573	960
Net cash provided by (used in) financing activities	203,717	(7,271)	214,874	(53,747)

Net increase (decrease) in cash and equivalents	38,409	(121,871)	(85,671)	(337,623)
Cash and equivalents at beginning of period	88,313	147,539	212,393	363,291
Cash and equivalents at end of period	$126,722	$25,668	$126,722	$25,668

Cash and equivalents at end of period	$126,722	$25,668	$126,722	$25,668
Homebuilding restricted cash at end of period	37,425	37,027	37,425	37,027
Financial services restricted cash at end of period	1,045	1,295	1,045	1,295
Cash and equivalents and restricted cash at end of period	$165,192	$63,990	$165,192	$63,990

REGIONAL OPERATING DATA

During the 2015 third quarter, in connection with the transition planning related to the Merger, the Company began evaluating the business and allocating resources based on the post-merger homebuilding operating segments of CalAtlantic. The Company's homebuilding operating segments are grouped into three reportable segments: Southeast (Florida and the Carolinas); Southwest (Texas, Colorado and Nevada) and West (California and Arizona).  The Company's Arizona operations were previously reported within the Company's Southwest reportable segment, and as such, the prior period operating data has been restated to conform to CalAtlantic's new presentation.
	Three Months Ended September 30,
	2015		2014		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
New homes delivered:
Southeast	467	$437	472	$360	(1%)	21%
Southwest	282	552	272	474	4%	16%
West	416	641	506	602	(18%)	6%
Consolidated total	1,165	$537	1,250	$483	(7%)	11%

	Nine Months Ended September 30,
	2015		2014		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
New homes delivered:
Southeast	1,328	$411	1,363	$344	(3%)	19%
Southwest	858	533	711	463	21%	15%
West	1,256	625	1,407	600	(11%)	4%
Consolidated total	3,442	$520	3,481	$472	(1%)	10%

	Three Months Ended September 30,
	2015		2014		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
Net new orders:
Southeast	429	$463	446	$388	(4%)	19%
Southwest	325	559	245	480	33%	16%
West	572	679	463	601	24%	13%
Consolidated total	1,326	$580	1,154	$493	15%	18%

	Nine Months Ended September 30,
	2015		2014		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
Net new orders:
Southeast	1,511	$442	1,446	$371	4%	19%
Southwest	1,123	523	967	463	16%	13%
West	1,830	656	1,576	591	16%	11%
Consolidated total	4,464	$550	3,989	$480	12%	15%

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	% Change	2015	2014	% Change
Average number of selling communities
during the period:
Southeast	96	74	30%	88	74	19%
Southwest	54	53	2%	54	50	8%
West	65	58	12%	63	57	11%
Consolidated total	215	185	16%	205	181	13%

REGIONAL OPERATING DATA (Continued)

	At September 30,
	2015		2014		% Change
	Homes	Dollar Value	Homes	Dollar Value	Homes	Dollar Value
	(Dollars in thousands)
Backlog:
Southeast	954	$511,449	884	$398,946	8%	28%
Southwest	811	438,753	654	324,358	24%	35%
West	968	705,294	670	402,821	44%	75%
Consolidated total	2,733	$1,655,496	2,208	$1,126,125	24%	47%

	At September 30,
	2015	2014	% Change
Homesites owned and controlled:
Southeast	16,098	16,961	(5%)
Southwest	6,537	7,292	(10%)
West	12,880	12,054	7%
Total (including joint ventures)	35,515	36,307	(2%)

Homesites owned	28,343	28,937	(2%)
Homesites optioned or subject to contract	5,792	7,172	(19%)
Joint venture homesites	1,380	198	597%
Total (including joint ventures)	35,515	36,307	(2%)

Homesites owned:
Raw lots	6,916	6,745	15%
Homesites under development	7,717	9,379	(18%)
Finished homesites	7,674	6,448	6%
Under construction or completed homes	4,323	3,594	20%
Held for sale	1,713	2,771	(38%)
Total	28,343	28,937	(2%)

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Each of the below measures are non-GAAP financial measures and other companies may calculate such non-GAAP measures differently.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.
The table set forth below reconciles the Company's gross margin percentage from home sales to adjusted gross margin percentage from home sales, excluding interest amortized to cost of home sales.  We believe these measures are useful to management and investors as they provide perspective on the underlying operating performance of the business excluding these charges and provide comparability with the Company's peer group.

	Three Months Ended
	September 30, 2015	Gross Margin %	September 30, 2014	Gross Margin %	June 30, 2015	Gross Margin %
	(Dollars in thousands)

Home sale revenues	$626,008		$603,788		$694,678
Less: Cost of home sales	(467,358)		(444,898)		(523,933)
Gross margin from home sales	158,650	25.3%	158,890	26.3%	170,745	24.6%
Add: Capitalized interest included in cost
of home sales	30,275	4.9%	28,872	4.8%	35,051	5.0%
Adjusted gross margin from home sales, excluding
interest amortized to cost of home sales	$188,925	30.2%	$187,762	31.1%	$205,796	29.6%

The table set forth below reconciles the Company's total consolidated debt to adjusted net homebuilding debt and provides the Company's total consolidated debt to book capitalization and adjusted net homebuilding debt to total adjusted book capitalization ratios.  In addition, the table set forth below calculates homebuilding debt to adjusted homebuilding EBITDA.  We believe these ratios are useful to management and investors as a measure of the Company's ability to obtain financing.  For purposes of the ratio of adjusted net homebuilding debt to total adjusted book capitalization, total adjusted book capitalization is adjusted net homebuilding debt plus stockholders' equity.  Adjusted net homebuilding debt excludes indebtedness of the Company's financial services subsidiary and additionally reflects the offset of cash and equivalents.

	September 30, 2015	June 30, 2015	December 31, 2014	September 30, 2014
	(Dollars in thousands)

Total consolidated debt	$2,457,626	$2,259,379	$2,225,495	$1,900,012
Less:
Financial services indebtedness	(78,859)	(90,341)	(89,413)	(64,698)
Homebuilding cash	(135,279)	(116,802)	(218,650)	(52,322)
Adjusted net homebuilding debt	2,243,488	2,052,236	1,917,432	1,782,992
Stockholders' equity	1,807,327	1,752,543	1,676,688	1,634,664
Total adjusted book capitalization	$4,050,815	$3,804,779	$3,594,120	$3,417,656

Total consolidated debt to book capitalization	57.6%	56.3%	57.0%	53.8%

Adjusted net homebuilding debt to total adjusted book capitalization	55.4%	53.9%	53.3%	52.2%

Homebuilding debt	$2,378,767			$1,835,314
LTM adjusted homebuilding EBITDA	$484,570			$492,922
Homebuilding debt to adjusted homebuilding EBITDA	4.9x			3.7x

The table set forth below calculates adjusted stockholders' equity per common share, after giving effect to the 1-for-5 reverse stock split.  The Company believes that the adjusted stockholders' equity per common share information is useful to management and investors as a measure to determine the book value per common share after giving the pro forma effect to the conversion of our outstanding preferred shares assuming full conversion to common stock.

	September 30,	December 31,
	2015	2014

Actual common shares outstanding (reverse-split adjusted)	55,444,065	55,028,238
Add: Conversion of preferred shares to common shares (reverse-split adjusted)	17,562,557	17,562,557
Pro forma common shares outstanding (reverse-split adjusted)	73,006,622	72,590,795

Stockholders' equity (Dollars in thousands)	$1,807,327	$1,676,688
Divided by pro forma common shares outstanding (reverse-split adjusted)	÷ 73,006,622	÷ 72,590,795
Adjusted stockholders' equity per common share (reverse-split adjusted)	$24.76	$23.10

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below calculates EBITDA and Adjusted Homebuilding EBITDA.  Adjusted Homebuilding EBITDA means net income (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) homebuilding interest expense (c) expensing of previously capitalized interest included in cost of sales, (d) impairment charges and deposit write-offs, (e) (gain) loss on early extinguishment of debt (f) homebuilding depreciation and amortization, including amortization of capitalized model costs, (g) amortization of stock-based compensation, (h) income (loss) from unconsolidated joint ventures and (i) income (loss) from financial services subsidiaries.  Other companies may calculate Adjusted Homebuilding EBITDA (or similarly titled measures) differently.  We believe Adjusted Homebuilding EBITDA information is useful to management and investors as one measure of the Company's ability to service debt and obtain financing.  Adjusted Homebuilding EBITDA is a non-GAAP financial measure and due to the significance of the GAAP components excluded, should not be considered in isolation or as an alternative to net income, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

	Three Months Ended			LTM Ended September 30,
	September 30, 2015	September 30, 2014	June 30, 2015	2015	2014
	(Dollars in thousands)

Net income	$47,177	$56,599	$57,198	$200,624	$216,041
Provision for income taxes	31,117	35,522	32,324	120,070	130,566
Homebuilding interest amortized to cost of sales and interest expense	33,323	28,959	36,563	131,878	116,667
Homebuilding depreciation and amortization	7,368	6,849	8,964	30,691	25,656
Amortization of stock-based compensation	3,536	2,505	2,389	9,353	10,095
EBITDA	122,521	130,434	137,438	492,616	499,025
Add:
Cash distributions of income from unconsolidated joint ventures	―	―	592	592	1,875
Less:
Income (loss) from unconsolidated joint ventures	121	557	(51)	(707)	(642)
Income from financial services subsidiaries	2,847	2,506	2,818	9,345	8,620
Adjusted Homebuilding EBITDA	$119,553	$127,371	$135,263	$484,570	$492,922
Homebuilding revenues	$652,190	$604,849	$699,632	$2,575,744	$2,263,985
Adjusted Homebuilding EBITDA Margin %	18.3%	21.1%	19.3%	18.8%	21.8%

The table set forth below reconciles net cash provided by (used in) operating activities, calculated and presented in accordance with GAAP, to Adjusted Homebuilding EBITDA:

	Three Months Ended			LTM Ended September 30,
	September 30, 2015	September 30, 2014	June 30, 2015	2015	2014
	(Dollars in thousands)

Net cash provided by (used in) operating activities	$(104,633)	$(115,034)	$(17,126)	$(319,681)	$(286,366)
Add:
Provision for income taxes, net of deferred component	28,183	53	―	63,414	367
Homebuilding interest amortized to cost of sales and interest expense	33,323	28,959	36,563	131,878	116,667
Excess tax benefits from share-based payment arrangements	2,210	960	2,994	21,017	960
Less:
Income from financial services subsidiaries	2,847	2,506	2,818	9,345	8,620
Depreciation and amortization from financial services subsidiaries	19	35	25	117	134
Loss on disposal of property and equipment	7	5	15	46	7
Net changes in operating assets and liabilities:
Mortgage loans held for sale	(23,178)	(10,534)	10,542	17,586	(6,386)
Inventories-owned	179,752	237,201	137,351	623,261	669,505
Inventories-not owned	9,551	5,090	6,183	34,755	31,503
Other assets	(2,985)	1,537	(12,809)	(28,036)	8,863
Accounts payable	(3,035)	(8,604)	(21,155)	(32,230)	(21,223)
Accrued liabilities	3,238	(9,711)	(4,422)	(17,886)	(12,207)
Adjusted Homebuilding EBITDA	$119,553	$127,371	$135,263	$484,570	$492,922

RYLAND REGIONAL OPERATING DATA

On October 1, 2015, Ryland merged with and into the Company, with the Company continuing as the surviving corporation.  The following operating data for Ryland has been provided as we believe this data is useful to investors for purposes of assessing the Company's operating performance on a combined basis.  As noted above, during the 2015 third quarter, in connection with the transition planning related to the Merger, the Company began evaluating the business and allocating resources based on the post-merger homebuilding operating segments of CalAtlantic. Ryland's regional operating data presented below is grouped into CalAtlantic's four reportable segments: North (Baltimore, Chicago, Delaware, Indianapolis, Metro Washington, D.C., Minneapolis/St. Paul, New Jersey, Northern Virginia, Philadelphia and Atlanta); Southeast (Florida and the Carolinas); Southwest (Texas, Colorado and Nevada) and West (California and Arizona).  All prior periods have been restated to conform to CalAtlantic's new presentation.
	Three Months Ended September 30,
	2015		2014		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
New homes delivered:
North	768	$339	731	$330	5%	3%
Southeast	509	300	478	278	6%	8%
Southwest	575	341	656	319	(12%)	7%
West	194	434	153	548	27%	(21%)
Consolidated total	2,046	$339	2,018	$331	1%	2%

	Nine Months Ended September 30,
	2015		2014		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
New homes delivered:
North	1,940	$340	1,821	$330	7%	3%
Southeast	1,261	292	1,218	269	4%	9%
Southwest	1,661	342	1,760	321	(6%)	7%
West	461	507	389	566	19%	(10%)
Consolidated total	5,323	$344	5,188	$330	3%	4%

	Three Months Ended September 30,
	2015		2014		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
Net new orders:
North	636	$337	607	$343	5%	(2%)
Southeast	476	298	376	304	27%	(2%)
Southwest	601	356	567	334	6%	7%
West	199	375	157	516	27%	(27%)
Consolidated total	1,912	$337	1,707	$347	12%	(3%)

	Nine Months Ended September 30,
	2015		2014		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
Net new orders:
North	2,201	$336	2,171	$338	1%	(1%)
Southeast	1,634	293	1,384	288	18%	2%
Southwest	2,191	355	2,044	329	7%	8%
West	662	416	522	537	27%	(23%)
Consolidated total	6,688	$340	6,121	$340	9%	―

RYLAND REGIONAL OPERATING DATA (Continued)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	% Change	2015	2014	% Change
Average number of selling communities
during the period:
North	118	116	2%	116	107	8%
Southeast	81	81	―	83	79	5%
Southwest	131	101	30%	128	101	27%
West	22	16	38%	21	17	24%
Consolidated total	352	314	12%	348	304	14%

	At September 30,
	2015		2014		% Change
	Homes	Dollar Value	Homes	Dollar Value	Homes	Dollar Value
	(Dollars in thousands)
Backlog:
North	1,234	$417,931	1,370	$469,382	(10%)	(11%)
Southeast	979	293,907	780	232,914	26%	26%
Southwest	1,409	518,638	1,164	393,450	21%	32%
West	352	128,985	245	128,667	44%	0%
Consolidated total	3,974	$1,359,461	3,559	$1,224,413	12%	11%

	At September 30,
	2015	2014	% Change
Homesites owned and controlled:
North	16,848	16,199	4%
Southeast	10,597	10,944	(3%)
Southwest	10,686	12,130	(12%)
West	2,114	2,208	(4%)
Total (including joint ventures)	40,245	41,481	(3%)

Homesites owned	25,671	25,983	(1%)
Homesites optioned or subject to contract	13,968	14,872	(6%)
Joint venture homesites	606	626	(3%)
Total (including joint ventures)	40,245	41,481	(3%)

Homesites owned:
Raw lots	3,418	3,116	10%
Homesites under development	15,218	16,082	(5%)
Finished homesites	1,063	989	7%
Under construction or completed homes	5,877	5,334	10%
Held for sale	95	462	(79%)
Total	25,671	25,983	(1%)

RYLAND REGIONAL QUARTERLY OPERATING DATA
	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q3 2014	Q2 2014	Q1 2014
	(Dollars in thousands)
New homes delivered:
North	768	650	522	890	731	574	516
Southeast	509	425	327	575	478	386	354
Southwest	575	582	504	817	656	596	508
West	194	157	110	207	153	144	92
Consolidated total	2,046	1,814	1,463	2,489	2,018	1,700	1,470

Average selling price (deliveries):
North	$339	$339	$345	$335	$330	$337	$322
Southeast	300	291	281	286	278	261	264
Southwest	341	353	332	327	319	325	319
West	434	555	566	541	548	539	638
Consolidated total	$339	$351	$343	$338	$331	$333	$327

Net new orders:
North	636	747	818	493	607	820	744
Southeast	476	579	579	402	376	507	501
Southwest	601	837	753	533	567	724	753
West	199	224	239	119	157	177	188
Consolidated total	1,912	2,387	2,389	1,547	1,707	2,228	2,186

Average selling price (orders):
North	$337	$338	$335	$338	$343	$345	$325
Southeast	298	292	289	288	304	283	279
Southwest	356	360	347	344	334	330	325
West	375	403	463	591	516	543	548
Consolidated total	$337	$341	$340	$347	$347	$342	$334

Average number of selling communities
during the period:
North	118	113	117	117	116	109	98
Southeast	81	81	85	87	81	78	78
Southwest	131	129	123	114	101	98	102
West	22	20	21	18	16	17	17
Consolidated total	352	343	346	336	314	302	295

Backlog:
North	1,234	1,366	1,269	973	1,370	1,494	1,248
Southeast	979	1,013	859	607	780	882	761
Southwest	1,409	1,384	1,129	880	1,164	1,253	1,125
West	352	353	286	157	245	241	208
Consolidated total	3,974	4,116	3,543	2,617	3,559	3,870	3,342

STANDARD PACIFIC REGIONAL QUARTERLY OPERATING DATA
	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q3 2014	Q2 2014	Q1 2014
	(Dollars in thousands)
New homes delivered:
Southeast	467	476	385	508	472	500	391
Southwest	282	338	238	348	272	237	202
West	416	491	349	619	506	499	402
Consolidated total	1,165	1,305	972	1,475	1,250	1,236	995

Average selling price (deliveries):
Southeast	$437	$414	$377	$382	$360	$339	$329
Southwest	552	538	504	469	474	477	433
West	641	643	583	593	602	619	574
Consolidated total	$537	$532	$482	$491	$483	$479	$449

Net new orders:
Southeast	429	524	558	395	446	517	483
Southwest	325	406	392	240	245	434	288
West	572	637	621	343	463	573	540
Consolidated total	1,326	1,567	1,571	978	1,154	1,524	1,311

Average selling price (orders):
Southeast	$463	$446	$423	$385	$388	$367	$359
Southwest	559	509	509	509	480	452	467
West	679	655	636	641	601	572	604
Consolidated total	$580	$547	$528	$505	$493	$468	$483

Average number of selling communities
during the period:
Southeast	96	88	81	73	74	76	72
Southwest	54	55	56	54	53	49	45
West	65	60	61	57	58	58	57
Consolidated total	215	203	198	184	185	183	174

Backlog:
Southeast	954	992	944	771	884	910	893
Southwest	811	768	700	546	654	681	484
West	968	812	666	394	670	713	639
Consolidated total	2,733	2,572	2,310	1,711	2,208	2,304	2,016